Exhibit 10ao

2017 INCENTIVE STOCK PLAN OF
MYERS INDUSTRIES, INC.

AS AMENDED AND RESTATED
(Effective March 2, 2017)

As Amended March 8, 2018

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2017 INCENTIVE STOCK PLAN

OF

MYERS INDUSTRIES, INC.

AS AMENDED AND RESTATED

(EFFECTIVE MARCH 2, 2017)

AS AMENDED MARCH 8, 2018

WHEREAS, the 2008 Incentive Stock Plan of Myers Industries, Inc., as amended and restated on March 6, 2009 and as further amended on March 4, 2010, May 29, 2012, April 26, 2013, and March 5, 2015 (the “Existing Plan”), provided that Four Million (4,000,000) Shares were authorized for grants under the Plan;

WHEREAS, the Company previously amended and restated the Existing Plan as set forth below to incorporate certain changes, including increasing the number of Shares subject to the Existing Plan by an additional 1,126,950 Shares (the “Additional Shares”), which would bring the total number of authorized Shares under the Plan to 5,126,950 Shares, 3,311,950 of which are subject to outstanding Awards as of December 31, 2016;

WHEREAS, after this increase, a total of 1,815,000 Shares were available for grants of Awards under the Plan;

WHEREAS, the Plan was amended and restated by the Board as set forth below on March 2, 2017 (the “Effective Date”), subject to receipt of shareholder approval at the 2017 Annual Meeting; and

WHEREAS, the Company now desires to further amend the Plan to incorporate certain additional changes.

NOW, THEREFORE, the Plan is amended and restated by the Board as set forth below.

1. Purpose of the Plan

  This 2017 Incentive Stock Plan of Myers Industries, Inc. is intended to encourage officers, directors and other key employees of, and consultants to, the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms.  Grants made hereunder are part of the total compensation package for such persons and the opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the long-term success and growth of the Company and its Subsidiaries, to encourage long-term strategic decision making on the part of participants, to aid in retaining individuals who put forth such efforts and strategic decision making, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future, in each case, for the benefit of the Company’s shareholders.

2. Definitions

  When used herein, the following terms shall have the meaning set forth below:

2.1“Award” means an Option, a Restricted Stock Award, an SAR, a Stock Unit Award, Performance Stock Unit Award, or a Director Award.

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2.2“Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of an Award under the Plan.

2.3“Board” means the Board of Directors of Myers Industries, Inc.

2.4“Change of Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;  provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(a)Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided that a Change in Control shall not be deemed to occur under this Section 2.4(a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company;

(b)During any period of one year there shall cease to be a majority of the Board comprised of Continuing Directors; or

(c)There occurs (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation,  (ii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or (iii) the sale or disposition by the Company of more than fifty percent (50%) of  the Company’s assets.  For purposes of this Section 2.4(c), (A) a sale of more than fifty percent (50%) of the Company’s assets includes a sale of more than fifty percent (50%) of the aggregate value of the assets of the Company and its Subsidiaries or the sale of stock of one or more of the Company’s Subsidiaries with an aggregate value in excess of fifty percent (50%) of the aggregate value of the Company and its Subsidiaries or any combination of methods by which more than fifty percent (50%) of the aggregate value of the Company and its Subsidiaries is sold, and (B) a transfer of Company assets to a corporate or non-corporate entity (such as a partnership or limited liability company) in which the Company owns equity securities possessing at least fifty percent (50%) of the total combined voting power of all classes of equity securities in such corporate or non-corporate entity shall not be treated as a sale or disposition by the Company of the assets contributed to such corporate or non-corporate entity.

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  For purposes of this Plan, a “Change of Control” will be deemed to occur:

(i)on the day on which a thirty percent (30%) or greater ownership interest described in Section 2.4(a) is acquired (other than by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, provided that a subsequent increase in such ownership interest after it first equals or exceeds thirty percent (30%) shall not be deemed a separate Change of Control;

(ii) on the day on which Continuing Directors cease to be a majority of the Board as described in Section 2.4(b);

(iii)on the day of a merger, consolidation or sale of assets as described in Section 2.4(c)(i) or Section 2.4(c)(iii); or

(iv)on the day of the approval of a plan of complete liquidation as described in Section 2.4(c)(ii).

2.5“Canadian Participants” means Participants who are resident in Canada for purposes of the Income Tax Act (Canada).

2.6“Code” means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.7“Continuing Directors” mean individuals who at the beginning of any period (not including any period prior to the date of this Agreement) of one year constitute the Board and any new Director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

2.8“Committee” means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

2.9“Company” means Myers Industries, Inc.

2.10“Director” means a member of the Board who is not also an Employee of the Company or any of its Subsidiaries.

2.11“Director Award” means the grant of an Award to a Director pursuant to Section 11.

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2.12“Director Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of a Director Award under the Plan.

2.13“Employees” means officers (including officers who are members of the Board), and other key employees of the Company or any of its Subsidiaries.

2.14“Exchange Act” means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

2.15“Fair Market Value” means, with respect to the Shares, (i) the closing price of the Shares on the principal stock exchange on which Shares are then traded or admitted to trading on the date on which the value is to be determined, or (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange.  If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

2.16“Incentive Stock Option” means an Option intending to meet the requirements and containing the limitations and restrictions set forth in Section 422 of the Code and designated in the Option Agreement as an Incentive Stock Option.

2.17“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

2.18“Option” means the right to purchase the number of Shares specified by the Committee at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan or the Committee may impose.

2.19“Option Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of an Option under the Plan.

2.20“Parent” means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21“Participants” means Employees and key consultants to the Company or any of its Subsidiaries.

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2.22“Performance Goal” means one or more written objective goals approved by the Committee and established and administered in accordance with Section 162(m) of the  Code and the regulations thereunder, which performance goal or goals are determined based on one or more of the following business criteria: (i) increase in the Fair Market Value of the Shares, (ii) total stockholder return, (iii) revenue, sales, settlements, market share, customer conversion, net income, stock price and/or earnings per share, (iv) return on assets, net assets, and/or invested capital, (v) economic value added, (vi) improvements in costs and/or expenses, (vii) EBIT, EBITDA, operating or gross profits, cash earnings or income from continuing operations, (viii) net cash from continuing operations or cash flow from operating activities;  (ix) performance relative to peer group; (x) free cash flow as a percentage of sales; or (x) any performance measure established by the Committee.

2.23 “Performance Stock Unit” means an Award subject to the terms of this Plan, the value of which is equal to one Share at the time it is payable and is determined as a function of the extent to which corresponding Performance Goals have been achieved.

2.24“Performance Stock Unit Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of a grant of Performance Stock Units.

2.25“Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.26“Plan” means the Existing Plan, as amended and restated as of the date hereof, and as may be further amended from time to time.

2.27“Regulation T” means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

2.28“Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions as set forth in the related Restricted Stock Award Agreement.

2.29“Restricted Stock Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of a Restricted Stock Award under the Plan.

2.30“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

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2.31“SAR” means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination thereof, as determined or approved by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

2.32“SAR Base Price” means the Fair Market Value of a Share on the date an SAR was granted.

2.33“Shares” means shares of the Company’s common stock, no par value, or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

2.34 “Stock Unit” means a bookkeeping entry representing an equivalent of one Share, as awarded under the Plan.

2.35“Stock Unit Award Agreement” means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of a grant of Stock Units.

2.36“Subsidiary” or “Subsidiaries” means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.37“Successor” means the (i) legal representative of the estate of a deceased Participant, (ii) the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Participant, or (iii) the beneficiary or beneficiaries designated by the Participant for any Option granted to the Participant that is outstanding at the time of his death.

2.38“Term” means the period during which a particular Award may be exercised.

3. Stock Subject to the Plan

  There will be reserved for use upon the issuance, vesting, or exercise of Awards to be granted from time to time under the Plan to Participants, an aggregate of 5,126,950 Shares, subject to adjustment as set forth in Section 15 of the Plan, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company, except as provided below. The following Shares shall not count against the Share limit in this Section 3:  (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares tendered in payment of the exercise price of a Stock Option; (iv) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (v) Shares granted through assumption of, or in substitution for, outstanding awards granted by a company to individuals who become

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Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed).  With respect to any SAR that is settled in Shares, only the Shares used to settle the SAR upon exercise shall count against the number of Shares available for Awards under the Plan.

4. Administration of the Plan

  The Committee shall be invested with the responsibility for the administration of the Plan. The Committee shall consist of not less than two (2) outside directors as defined in Treasury Regulation 1.162-27 who shall also qualify as non‑employee directors within the meaning of Rule 16b-3; provided, however, that the failure to satisfy the foregoing requirement shall not affect the validity of any Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Participants to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 20 of the Plan); to accelerate the vesting of Awards; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or any Awards granted pursuant to the Plan shall be binding and conclusive on the Company and the recipients of Awards.  Except as otherwise provided in the Company’s Compensation Committee Charter, (i) Committee members shall be recommended by the Company’s Corporate Governance and Nominating Committee, and appointed by the Board at its annual organizational meeting;  (ii) members shall serve until their successors shall be duly appointed; and (iii) the Committee’s chair shall be designated by the full Board, or, if it does not do so, the Committee members shall elect a Chair by vote of a majority of the full Committee.  The Committee shall hold its meetings at such times and places as it shall deem advisable.  A majority of its members shall constitute a quorum.  Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.  The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and which are consistent with the scope of the Company’s Compensation Committee Charter as in effect from time to time. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

5. Participants to Whom Awards May Be Granted and Vesting Terms

5.1Participants to Whom Awards May Be Granted.  Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Participants as the Committee, in its discretion, shall determine; provided, however, that no Incentive Stock Options may be granted to a Participant who is not an Employee.  In determining the Participants to whom Awards shall be granted and the number of Shares to be subject to issuance or subject to purchase under such Awards, the Committee shall take into account the duties of the respective Participants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.  Notwithstanding

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anything to the contrary herein, no Participant shall receive Awards to acquire more than One Million (1,000,000) Shares in any one calendar year.

5.2Vesting.  Awards granted under the Plan on or after the date the Plan this amendment and restatement becomes effective shall be subject to a minimum three (3) year vesting schedule, with one-third vesting to occur on each of the first three anniversaries of the date of the Award Agreement, provided however, that the Committee shall have the discretion to award up to ten percent (10%) of the Shares available for the grant of future Awards under the Plan as of the date hereof without being subject to the minimum vesting requirement.

6. Options

6.1Types of Options.  Options granted under the Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing.  The Option Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Option Agreements shall be issued for each type of Option when a combination of an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same date to the same Participant.  Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Participant to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.  Canadian Participants shall not be eligible to receive Incentive Stock Options.

6.2Option Price.  The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

(i)the Company; or

(ii)if applicable, a Subsidiary; or

(iii)if applicable, a Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

6.3Terms of Options.  Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.  Each Option Agreement issued hereunder shall specify the term of the Option, which term shall be determined by the Committee in accordance with its discretionary authority hereunder.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 424 of the Code,

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stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

(i)the Company; or

(ii)if applicable, a Subsidiary; or

(iii)if applicable, a Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

6.4Other Terms and Conditions of Options.  Each Option or each Option Agreement setting forth an Option shall contain such other terms and conditions (e.g., vesting conditions) not inconsistent herewith as shall be approved by the Committee.  Notwithstanding anything contained herein to the contrary, except in connection with a change in capitalization described in Section 15, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, or other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

7. Limit on Fair Market Value of Incentive Stock Options

  No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by such Employee during any calendar year (under all such plans of the Employee’s employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds One Hundred Thousand Dollars ($100,000).  For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted.  Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

8. Restricted Stock Awards

  Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. Restricted Stock Awards shall be granted to Participants in accordance with, and subject to, the provisions set forth below.  Canadian Participants are not eligible for Restricted Stock Awards.

8.1Issuance of Shares.  Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall set forth the number of Shares issuable under the Restricted Stock Award.  Subject to the restrictions in Section 8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Participant’s

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name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereafter.

8.2Rights of Recipient Participants.  Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant’s name.  Subject to the restrictions in Section 8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares provided that any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. In furtherance of the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement, the certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such recipient Participant, shall be held by the Company in its control for the account of such Participant (i) until the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement lapse pursuant to the Plan or the Restricted Stock Award Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Award Agreement) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Restricted Stock Award Agreement.

8.3Restrictions.  Except as otherwise determined by the Committee, in its sole discretion, and set forth in a Restricted Stock Award Agreement, each Share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 8.4 of the Plan:

(a)Disposition.  The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Participant to the Participant’s Successor.  Any transfer or purported transfer of such Shares in violation of the restrictions outlined in this Section 8.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.

x

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(b)Forfeiture.  The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan shall be forfeited to the Company without notice and without consideration therefor immediately upon the complete termination of the Participant’s employment with the Company and its Subsidiaries for any reason whatsoever and at such other times as may be set forth in a Restricted Stock Award Agreement.

8.4Lapse of Restrictions.  The restrictions set forth in Section 8.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse upon either the passage of time or the achievement of one or more Performance Goals and on such terms as the Committee, in its sole discretion, shall determine and set forth in the related Restricted Stock Award Agreement, and certificates for the Shares held for the account of the Participant in accordance with Section 8.2 of the Plan hereof shall be appropriately distributed to the Participant as soon as reasonably practical thereafter.  In granting any Restricted Stock Award which is intended to qualify under Section 162(m) of the Code and the regulations thereunder, the Committee shall follow any procedures determined by the Committee from time to time to be necessary or appropriate to ensure the qualification of such Restricted Stock Award under Section 162(m) of the Code and the regulations thereunder.

8.5Issuance of Shares in Book Entry Form.  Shares subject to a Restricted Stock Award, may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case (i) any requirement that certificates for Shares subject to a Restricted Stock Award be issued or delivered to a Participant shall be satisfied by the Company causing such Shares to be evidenced in a book entry account maintained by its stock transfer agent, (ii) any reference in Sections 8.2 through 8.4 of the Plan to Shares subject to a Restricted Stock Award being held by the Company shall include any Shares being held in a book entry account maintained by the Company’s stock transfer agent, and (iii) the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Sections 18.1 and 21 of the Plan.

9. Stock Appreciation Rights

9.1Grant of SAR.  The Committee, in its discretion, may grant a Participant  an SAR on a stand-alone basis (i.e., independent of an Option).

9.2Limitations on Exercise.  Each SAR granted on a stand-alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine, provided, however that such Term shall not exceed ten (10) years.  The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan.  The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Employee upon exercise of such SAR shall be payable in cash and what portion, if any, shall be payable in Shares.  If, and to the extent, that Shares

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are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

9.3Other Terms and Conditions of SARs.  Notwithstanding anything contained herein to the contrary, except in connection with a change in capitalization described in Section 15, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, or other Awards or SARs with an SAR Base Price that is less than the SAR Base Price of the original SARs without stockholder approval.

10. Stock Units

  Awards of Stock Units or Performance Stock Units granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine and set forth in the related Stock Unit Award or Performance Stock Unit Award Agreements.

10.1Number of Shares.  Each Stock Unit Award or Performance Stock Unit Award Agreement shall set forth the number of Shares subject to such Award.

10.2Rights of Participant.  A Participant awarded Stock Units or Performance Stock Units pursuant to the terms of this Plan shall not be deemed to be the beneficial owner of Shares underlying the Stock Units.  Each Stock Unit or Performance Stock Unit shall represent the right of the Participant to receive an amount equal to the Fair Market Value of a Share on the date of the payment of such Stock Unit.  A holder of Stock Units or Performance Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units or Performance Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award or Performance Stock Unit Award Agreement.

10.3Terms of the Stock Units.  Each Stock Unit or Performance Stock Unit Award Agreement granting one or more Stock Units or Performance Stock Units shall contain such other terms and conditions, including but not limited to provision for payment of dividend equivalents, not inconsistent herewith as shall be approved by the Committee, and may vest based on the passage of time or the achievement of one or more Performance Goals.  Notwithstanding the foregoing, no dividend equivalents shall be paid on unvested Stock Units, or with respect to Stock Units or Performance Stock Units held by Canadian Participants.

10.4Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee and provided within the applicable Performance Stock Unit Agreement. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee.

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10.5Performance Goals Generally.  The Performance Goals for such Performance Stock Unit Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10.  If an Award is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, Performance Goals shall be objective and shall meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Awards.  Performance Goals may differ for Awards granted to any one Participant or to different Participants.

10.6Timing For Establishing Performance Goals.  If an Award is intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, Performance Goals shall be established not later than the earlier of (i) ninety (90) days after the beginning of any Performance Period applicable to such Awards and (ii) the day on which 25% of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

10.7Payment of Stock Units or Performance Stock Units.  Payments made with respect to Stock Units or Performance Stock Units may be made in the form of cash, Shares or any combination of both and at such time as determined by the Committee at the time of the grant of the Stock Units, provided that any such payments to Canadian Participants will only be made in Shares.

11. Director Awards

11.1Grant of Director Awards.  Each Director, who is a Director as of the date of the annual meeting of the Board with respect to any given year (such date, the “Meeting Date”) and has been a Director for the entire period since the annual meeting of shareholders of Company held in the immediately preceding calendar year, shall be granted a Director Award for a number of full Shares determined by dividing the Applicable Director Amount by the Fair Market Value of a Share on the grant date, such grant to be made as of such Meeting Date without further action by the Committee.  The Applicable Director Amount shall be recommended by the Committee based on an annual review of the total Board compensation package and approved by the full Board.  Each Director Award shall be evidenced by a Director Award Agreement.  The number of Shares granted under a Director Award shall be issued in the recipient Director’s name on the date of grant of such Director Award or as soon as reasonably practicable thereafter.  Shares received pursuant to Director Awards shall be duly issued or transferred to the Director, and a certificate or certificates for such Shares shall be issued in the Director’s name.  Notwithstanding the foregoing, the Company may determine to grant Directors Stock Units in lieu of a grant of Shares.

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11.2Rights of Directors. A recipient Director shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares provided that any cash dividends and stock dividends with respect to the Shares shall be withheld by the Company for the Director’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any Shares (and earnings thereon, if applicable) shall be distributed to the Director in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Shares and, if such Share is forfeited, the Director shall have no right to such dividends.  Notwithstanding anything to the contrary in this Section 11, each Director entitled to receive a Director Award of Shares on a particular Meeting Date shall have the right to elect to receive and be granted a Director Award for a number of full Stock Units determined by dividing the Applicable Director Amount by the Fair Market Value of a Share on the grant date in lieu of receiving a Director Award for an equivalent number of Shares on such Meeting Date.  Any such election must be made in a written notice delivered to the Chairman of the Board or his designee on or before the Meeting Date for the calendar year immediately preceding the applicable Meeting Date, which election once made, shall be irrevocable.  Any Stock Units granted to a Director pursuant to any such election or as provided in Section 11.1 shall provide that the Company will make a payment to such Director on the date that such Director ceases to be a member of the Board for any reason whatsoever of one Share for each such Stock Unit then held by such Director, or as soon thereafter as is reasonably practical, but in no event later than March 15 of the year following the date that such Director ceased to be a member of the Board, and will be subject to such other terms, including but not limited to provision for the payment of dividend equivalents, as contained in a Stock Unit Agreement approved by the Board, the execution of which shall be a condition to the receipt of the Stock Units.

11.3Issuance of Shares in Book Entry Form.  Shares subject to a Director Award as described in this Section 11 of the Plan, may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case (i) any requirement that certificates for Shares subject to a Director Award be issued or delivered to a Director pursuant to this Section 11 of the Plan shall be satisfied by the Company causing such Shares to be evidenced in a book entry account maintained by its stock transfer agent, and (ii) the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Sections 18.1 and 21 of the Plan.

11.4Limitation on Awards to Non-Employee Directors.  Notwithstanding any other provision of this Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Participant who is a non-employee Director of the Company during any single fiscal year shall not exceed $300,000.

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12. Date of Grant

  The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award or, if later, such other date as the Committee shall specify.

13. Exercise of Rights Under Awards and Recoupment of Certain Compensation.

13.1Notice of Exercise.  A Participant entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares or SARs with respect to which the Award is being exercised and any other information the Committee may prescribe.  The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee’s approval in Shares valued at Fair Market Value at the time of exercise or a combination thereof, provided that Canadian Participants shall not be entitled to make payment in the form of Shares.  No Shares shall be issued upon exercise of an Option until full payment has been made therefor.  All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company, or such other person as the Committee shall designate.

13.2Cashless Exercise Procedures.  The Company, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options’ qualification under Code Section 422 as Incentive Stock Options.  If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

13.3Rights of Award Holder.  Except as set forth in Section 8 and Section 11 of the Plan, the holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise or grant of the Award. Shares subject to an Award under the Plan may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case (i) any requirement that certificates for Shares subject to an Award be issued or delivered to a Participant or Director pursuant to Section this Section 13.3 of the Plan shall be satisfied by the Company causing such Shares to be evidenced in a book entry account maintained by its stock transfer agent, and (ii) the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Sections 18.1 and 21 of the Plan.

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13.4Recoupment of Certain Compensation Attributable to Awards.  Any Award granted hereunder which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or Company policy.

14. Nontransferability of Awards

  An Award shall not be transferable, other than:  (a) by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder’s Successor, or in the event of disability, the holder’s personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option’s qualification under Code Section 422 as an Incentive Stock Option.

15. Adjustments Upon Changes in Capitalization

  In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices, Option prices, SAR Base Prices, individual share limits, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment, only with respect to Participants other than Canadian Participants, may, but need not, include payment to the holder of an Option or SAR, in cash or in shares, in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Committee) in order to prevent the diminution or enlargement of benefits thereunder.  The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion; provided, however, that to the extent applicable, any adjustment to an Incentive Stock Option shall be made in a manner consistent with Section 424 of the Code. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

16. Change in Control

  Notwithstanding anything to the contrary in the Plan or any Award Agreement, in the case of a Change of Control, the Committee may, in its sole discretion, determine, on a case by case basis, that each Award, other than an Award of Stock Units, granted under the Plan shall terminate upon the later of (i) the thirtieth (30th) day after the Award holder receives written notice from the Company of its intention to terminate the Award, or (ii) the consummation of such Change of Control, but, in the event of any such termination, an Option or SAR holder shall have the right, conditioned upon the consummation of such Change of Control and subject to any limitation on

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the exercise of such Option or SAR in effect on the date of exercise, to exercise such Option or SAR, prior to its termination, as to the portion of the Option or SAR with respect to which the holder’s right to exercise the Option or SAR had previously vested as of the termination date.  Except as provided in an Award Agreement, or a written employment agreement or separation agreement in effect on the Effective Date, the Company will not accelerate the vesting of any outstanding Awards in connection with a Change in Control unless either (i) such acceleration is conditioned upon the employment of the holder of an outstanding Award being terminated on or after such Change in Control or (ii) any such outstanding Awards are not assumed or replaced with a substituted award or right having a substantially equivalent economic value and substantially equivalent or better terms and conditions.

17. Forms of Awards

  Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board, the Committee or by the stockholders of the Company shall constitute the granting of any Award.  An Award shall be granted hereunder only by action taken by the Committee in granting an Award.  Whenever the Committee shall designate a Participant or Director for the receipt of an Award, the President of the Company, or such other person as the Committee shall designate, shall forthwith send notice thereof to the Participant or Director, in such form as the Committee shall approve, stating the number of Shares subject to the Award, its Term, if applicable, and the other terms and conditions thereof.  The notice shall be accompanied by an Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company.  If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition.  Execution by the Participant or Director to whom such Award is granted of an Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or grant of any Award.

18. Taxes

18.1Right to Withhold Required Taxes.  The Company shall have the right to require a person entitled to receive Shares pursuant to receipt, vesting or exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award.  Furthermore, the Company shall deduct such taxes, as elected by the Participant, from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Participant. If an Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee. Shares subject to an Award under the Plan may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to this Section 18.1 and Section 21 of the Plan.

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18.2Election to Withhold Shares.  A Participant may elect to satisfy his tax liability with respect to the exercise of an Option or the receipt or vesting of a Restricted Stock Award or payment of a Stock Unit Award by having the Company withhold Shares otherwise issuable upon exercise of the Option or deliverable upon the grant or vesting of the Restricted Stock Award or payment of a Stock Unit Award; provided, however, that if a Participant is subject to Section 16(b) of the Exchange Act, such election must satisfy the requirements of Rule 16b-3.

18.3  The Plan shall terminate ten (10) years from the Effective Date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan.  Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

  The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval would be required under any applicable law.  Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without such holder’s consent, under any Award theretofore granted under the Plan.

  Delivery of certificates for Shares pursuant to the grant or exercise of an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.  The Committee may, in its sole discretion, require a Participant to furnish the Company with appropriate representations and a written investment letter prior to the receipt or exercise of an Award or the delivery of any Shares pursuant to an Award.  Shares subject to an Award under the Plan may be issued in book entry form and evidenced by a book entry account maintained by the Company’s stock transfer agent, in which case the Company shall have the same right to delay the entry of the Shares in a book entry account maintained by its stock transfer agent as its right to delay delivery of Shares subject to an Award pursuant to Section 18.1 and this Section 21 of the Plan.

19. Fees and Costs

  The Company shall pay all original issue taxes on the grant or exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

20. Effectiveness of the Plan

  The Plan shall be submitted to the Company’s shareholders for approval and unless the Plan is approved either (i) by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board, or (ii) by a written consent of shareholders in accordance with Ohio law within twelve (12) months after being approved by the

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Board, the Plan (and all Awards made from the Additional Shares) shall be void and of no force and effect, and the Existing Plan shall continue in full force and effect.

21. Other Provisions

  As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require.  The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

22. Effect on Employment

  Neither the adoption of this Plan, its operation, nor any of the Award Agreements or other documents described or referred to in the Plan shall confer upon any person any right to continue in the employ or service of the Company or any of its Subsidiaries or in any way affect any right or power of the Company or any of its Subsidiaries to terminate the employment or service of any person at any time for any reason whatsoever.

23. International Participants

  To the extent that the Committee determines, in its sole discretion, to comply with foreign laws or practices and to further the purpose of the Plan, the Committee may, amend the terms of the Plan or Awards in order to conform with the requirements of such foreign laws or practices.

24. Compliance with Section 409A of the Code

  The Plan is intended to comply with Section 409A of the Code and the regulations thereunder, to the extent applicable.  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.  In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of the any affected Participant or Director, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations thereunder.

25. Ohio Law to Govern

  This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

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